PRELIMINARY COPY

                                INFINITY, INC.
                             211 West 14th Street
                            Chanute, Kansas  66720
                                (316) 431-6200

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 6, 2002

TO THE SHAREHOLDERS OF INFINITY, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Infinity, Inc., a Colorado corporation (the "Company"), will be held at the Company's headquarters at 211 West 14th Street, Chanute, Kansas, on Thursday, June 6, 2002, at 9:00 a.m., Central Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's independent auditors;

     3.  The approval of the Company's 2002 Stock Option Plan; and

     4. The approval of the issuance of Common Stock upon the conversion of certain Convertible Subordinated Notes; and

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.0001 par value Common Stock of the Company of record at the close of business on April 26, 2002, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        STANTON E. ROSS, PRESIDENT
Chanute, Kansas
April 26, 2002








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                                                        PRELIMINARY COPY

                                 INFINITY, INC.
                             211 West 14th Street
                            Chanute, Kansas  66720
                                (316) 431-6200

                          ------------------------------
                                 PROXY STATEMENT
                          ------------------------------

                          ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 6, 2002

                                GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Infinity, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's headquarters at 211 West 14th Street, Chanute, Kansas, on Thursday, June 6, 2002, at 9:00 a.m., Central Time, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about May 3, 2002.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB for the nine month transition period ended December 31, 2001, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.0001 par value Common Stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 26, 2002, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 26, 2002, the Company had 3,536,782 shares of its $.0001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.



                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's $.0001 par value common stock owned beneficially, as of April 26, 2002, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director, Nominee for Director and Executive Officer of the Company, and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS OF           AMOUNT AND NATURE OF        PERCENT
 BENEFICIAL OWNER             BENEFICIAL OWNERSHIP        OF CLASS
-------------------           ---------------------       --------

Stanton E. Ross                    495,169 (1)              13.7%
211 West 14th Street
Chanute, KS  66720

Jon D. Klugh                        35,000 (2)               1.0%
211 West 14th Street
Chanute, KS  66720

George R. Jones                     83,500 (3)               2.3%
Suite 100
200 East 1st Street
Wichita, KS  67202

Leroy C. Richie                     47,000 (4)               1.3%
585 Shirley Road
Birmingham, MI  48009

O. Lee Tawes                       199,200 (5)               5.6%
350 Madison Avenue
New York, NY  10017

All Directors, Nominees            859,869                  23.0%
for Director, and Executive
Officers as a group
(5 persons)
____________________

(1) Includes 90,000 shares which may be purchased within 60 days under stock options and 3,125 shares which may be purchased within 60 days under warrants held by Mr. Ross.

(2) Includes 35,000 shares which may be purchased within 60 days under stock options held by Mr. Klugh.

(3) Includes 35,000 shares which may be purchased within 60 days under stock options held by Mr. Jones.

(4) Includes 27,000 shares which may be purchased within 60 days under stock options held by Mr. Richie.

(5) Includes 161,700 shares held directly by Mr. Tawes, 17,500 shares held by his wife, and 20,000 shares which may be purchased within 60 days under stock options held by Mr. Tawes.

     There are no known agreements, the operation of which may at a subsequent date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     The number of Directors of the Company is currently set at four (4) Directors. The Board of Directors recommends the election as Directors of the four (4) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for reelection. The person named as "Proxy" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                       POSITIONS AND OFFICES HELD AND
      NAME            AGE                   TERM AS A DIRECTOR
-----------------     ---     --------------------------------------------

Stanton E. Ross       40      President, Treasurer and Director since
                              March 1992

George R. Jones       78      Director since June 1999

Leroy C. Richie       60      Director since June 1999

O. Lee Tawes          54      Nominee for Director

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company presently has no nominating committees, but does have an audit committee and a compensation committee each of which presently consist of George R. Jones, Leroy C. Richie and O. Lee Tawes. During the nine month transition period ended December 31, 2001, the audit committee held two meetings and the compensation committee held one meeting.

     Set forth below are the names of all directors, nominees for director and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     STANTON E. ROSS. Mr. Ross has been President, Treasurer and a Director of the Company since March 1992, and serves as an officer and director of each of the Company's subsidiaries. From 1991 until March 1992, he also founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc. which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc. which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager.

     GEORGE R. JONES. Mr. Jones has been a Director of the Company since June 1, 1999. Since 2000 he has been President of Jones Gas Company. From 1986 to 2000, he was President of Stroud Oil Properties, Inc. Earlier in his career, Mr. Jones served as Senior Supervisory Geologist with Creole Petroleum, a subsidiary of Exxon Corporation. Stroud Oil Properties, Inc. has extensive waterflood and coalbed methane experience. Recently, Stroud Oil Properties, Inc. served as managing partner and part owner of Apache Canyon Gas, L.L.C., owner of a large leasehold in the Raton Basin of Colorado producing in excess of 20 million cubic feet of gas per day. Mr. Jones received a BS Degree in Geology from Kansas State University in 1948.

     LEROY C. RICHIE. Mr. Richie has been a Director of the Company since June 1, 1999. Since September 2000 he has been Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. From September 1998 to April 1999 he was President of Intrepid World Communications. From January 1998 to September 1998, Mr. Richie reviewed business opportunities and served as Chairman of H.P. Devco and Vice Chairman of Detroit Economic Growth Corp. and Detroit Medical Center. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company's automotive operations from 1986 to 1997. He is currently a member of the Board of Directors of Kerr-McGee Corporation and J.W. Seligman & Co. Before joining Chrysler, he served as Director of the New York office of the Federal Trade Commission. Mr. Richie received a BA Degree from City College of New York in 1970 and a JD Degree from the New York University School of Law in 1973.

     O. LEE TAWES, III. Mr. Tawes joined C.E. Unterberg Towbin, an investment banking firm, in November 1999 as a Managing Director and Director of Equity Research. He is also a member of the Management and Commitment Committees of that firm, and is Head of the Investment Policy Committee. From 1991 through 1999 he was Director of Equity Research and Chairman of the Stock Selection Committee at CIBC World Markets (formerly Oppenheimer & Co. Inc.). From 1979 to 1990, he was a food analyst and diversified company analyst at Oppenheimer & Co., and from 1972 to 1979 he was a food analyst at Goldman Sachs & Co. He was named to the Institutional Investor All America Team five times. Mr. Tawes is a graduate of Princeton University and received his MBA from the Darden School at the University of Virginia. He currently also serves as a Director of Baywood International, Inc., which is publicly-held.

     JON D. KLUGH. Mr. Klugh has been the Company's Chief Financial Officer since September 1999, and its Secretary since October 1999. He also serves as an officer of each of the Company's subsidiaries. Prior to joining the Company, Mr. Klugh was the Manager of Regulatory Reporting and had supervisory responsibility for operating processes and procedures with Continental Resources, Inc., a privately held, independent oil and gas company located in Enid, Oklahoma from March 1996 until September 1999. From April 1994 until March 1996, Mr. Klugh worked for Koch Exploration Company, an oil and gas exploration company in Wichita, Kansas. Mr. Klugh began his career at Conoco, Inc., an integrated, international energy company based in Houston, Texas in 1985, and worked in various accounting, finance and regulatory positions until joining Koch Exploration Company in 1994. Mr. Klugh received a B.A. Degree, with an emphasis in Accounting, from Southwestern College, Winfield, Kansas, in 1985. He is 39 years old.

     The Company's Directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

     The Officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, or until they shall resign or have been removed from office.

     During the nine month transition period ended December 31, 2001, the Company's Board of Directors held three formal meetings. Each of the Directors were in attendance at each meeting of the Board of Directors and of the Committees of which they were members. The Board of Directors also acted by consent on seven separate occasions.

     The Company's Executive Officers hold office until the next annual meeting of the directors of the Company which is currently scheduled for June 6, 2002. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its transition period ended December 31, 2001, and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that O. Lee Tawes filed a Form 3 late and a Form 5 reporting two transactions late.

                                  COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer during the nine month transition period ended December 31, 2001, and for the fiscal years ended March 31, 2001, 2000 and 1999. No other executive officer received compensation in excess of $100,000 for any of these periods.

                              SUMMARY COMPENSATION TABLE

                                                         LONG-TERM COMPENSATION
                                                       --------------------------
                                ANNUAL COMPENSATION        AWARDS         PAYOUTS
                              ----------------------   -----------------  -------
                                                                 SECURI-
                                                                 TIES
                                                       RE-       UNDERLY-
                                              OTHER    STRICT-   ING                ALL
                                              ANNUAL   ED        OPTIONS           OTHER
NAME AND PRINCIPAL                            COMPEN-  STOCK     /SARs    LTIP    COMPEN-
     POSITION       YEAR      SALARY   BONUS  SATION   AWARD(S)  (NUMBER) PAYOUTS  SATION
------------------  ----      ------   -----  ------   --------  -------- -------  ------
Stanton E. Ross,    2001(1)   $75,384 $30,000 $ -0-     -0-      25,000    -0-    $1,005(2)
President and       2001      $80,000 $40,000 $ -0-     -0-      25,000    -0-    $1,083(2)
Chief Executive     2000      $80,000   -0-   $6,000(3) -0-      40,000    -0-     $ -0-
Officer             1999      $80,000   -0-   $7,800(3) -0-      -0-       -0-     $ -0-
-----------------


(1)  Transition period ended December 31, 2001.
(2)  Represents premium paid on life insurance policy for Mr. Ross' benefit.
(3)  Represents an automobile allowance.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR*
                           Individual Grants

                 Number of      % of Total
                 Securities    Options/SARs
                 Underlying     Granted to    Exercise
                Options/SARs    Employees      or Base     Expiration
   Name          Granted(#)   in Fiscal Year  Price($/Sh)     Date
   ----         ------------  --------------  -----------  ------------

Stanton E. Ross    25,000          23.8%       $10,000     Sept 9, 1996
________________

*  Transition period ended December 31, 2001.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES*

                                             SECURITIES
                                             UNDERLYING      VALUE OF UNEXER-
                    SHARES                   UNEXERCISED      CISED IN-THE
                   ACQUIRED                   OPTIONS         MONEY OPTIONS/
                      ON                   SARs AT FY-END     SARs AT FY-END
                   EXERCISE     VALUE       EXERCISABLE/      EXERCISABLE/
    NAME           (NUMBER)    REALIZED     UNEXERCISABLE     UNEXERCISABLE
    ----           --------    --------   ---------------    ----------------
Stanton E. Ross      -0-         -0-      102,500 / 25,000   $594,250/$18,750
_______________

*  For the transition period ended December 31, 2001 and at December 31, 2001.

     The Company has no employment agreements with any of its executive officers.

     Effective April 1, 1999, members of the Board of Directors who are not employees of the Company receive a fee of $5,000 per quarter. They are also entitled to reimbursement of reasonable travel expenses incurred by them in attending Board meetings.

     The Company has no retirement, pension, profit sharing or other plans covering its Officers and Directors except as disclosed below and except for a 401(k) Plan to which the Company has made no contributions.

1992 STOCK OPTION PLAN

     On February 1992, the Board of Directors adopted a Stock Option Plan (the "1992 Plan") which was approved by the Company's shareholders in March 1992. The 1992 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1992 Plan may not exceed 208,333 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 1992 Plan at any time, provided that the Board may not amend the 1992 Plan to materially increase the benefits accruing to participants under the 1992 Plan, or materially change the eligible classes of participants without shareholder approval.

     As of December 31, 2001, options to purchase 2,625 shares of Common Stock were outstanding under the 1992 Plan with an exercise price of $6.00 per share.

1999 STOCK OPTION PLAN

     On September 9, 1999, the Board of Directors adopted the 1999 Stock Option Plan (the "1999 Plan") which was approved by the Company's shareholders in October 1999. The 1999 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 1999 Plan may not exceed 140,000, subject to the adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price may be paid in cash, or, at the sole discretion of the Board of Directors, by other means such as the cancellation of indebtedness and the surrender of securities of the Company. The Board of Directors may amend the 1999 Plan at any time, provided that the Board may not amend the 1999 Plan to materially increase the benefits accruing to participants under the Plan, or materially change the eligible class of participants without shareholder approval.

     As of December 31, 2001, options to purchase 91,175 shares of Common Stock were outstanding under the 1999 Plan with exercise prices ranging from $3.00 to $6.00 per share.

2000 STOCK OPTION PLAN

     On September 22, 1999, the Board of Directors adopted a Stock Option Plan (the "2000 Plan") which was approved by the Company's shareholders in July 2000. The 2000 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2000 Plan may not exceed 140,000 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 2000 Plan at any time, provided that the Board may not amend the 2000 Plan to materially increase the benefits accruing to participants under the 2000 Plan, or materially change the eligible classes of participants without shareholder approval.

     As of December 31, 2001, options to purchase 115,000 shares of Common Stock were outstanding under the 2000 Plan with exercise prices ranging from $3.00 to $6.00 per share.

2001 STOCK OPTION PLAN

     On July 20, 2000, the Board of Directors adopted a Stock Option Plan (the "2001 Plan") which was approved by the Company's shareholders in July 2001. The 2001 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2001 Plan may not exceed 160,000 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 2001 Plan at any time, provided that the Board may not amend the 2001 Plan to materially increase the benefits accruing to participants under the 2001 Plan, or materially change the eligible classes of participants without shareholder approval.

     As of December 31, 2001, options to purchase 156,000 shares of Common Stock were outstanding under the 2001 Plan with exercise prices ranging from $7.63 to $10.00 per share.

2002 STOCK OPTION PLAN

     On August 16, 2001, the Board of Directors adopted a Stock Option Plan (the "2002 Plan") which has not yet been approved by the Company's shareholders. The 2002 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees or officers of The Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2002 Plan may not exceed 160,000 subject to adjustment in the event of certain recapitalizations, reorganizations and so forth. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 2002 Plan at any time, provided that the Board may not amend the 2002 Plan to materially increase the benefits accruing to participants under the 2002 Plan, or materially change the eligible classes of participants without shareholder approval.

     On August 16, 2001, the Board of Directors granted options to purchase an aggregate of 160,000 shares of Common Stock at $10.00 per share under this Plan. Included in these options are options to purchase 25,000 shares granted to Stanton E. Ross, Infinity's President, 15,000 shares granted to Jon D. Klugh, Infinity's Secretary and CFO; and 20,000 shares each granted to Leroy
C. Richie, George Jones and O. Lee Tawes, directors of The Company. These options will become fully vested on approval of the 2002 Plan by The Company's Shareholders prior to August 16, 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 6, 1998, The Company's Consolidated Oil Well Services, Inc. ("Consolidated") subsidiary obtained credit facility for a total of $4,000,000. This facility was secured by substantially all oilfield service equipment and other assets of Consolidated. Further security was provided by the personal guaranty of Stanton E. Ross, The Company's President, of up to $1,000,000, which guaranty was secured by the pledge of 100,000 shares of The Company's Common Stock held by Mr. Ross. On January 14, 2002, this credit facility was replaced by a new facility with a new lender. The new facility is for $5,902,500 and is secured by substantially all of the oilfield assets of Consolidated. Mr. Ross has continued to provide a $1,000,000 personal guaranty, but it is no longer secured by stock.

     During the fiscal year ended March 31, 2000, The Company, through a subsidiary, acquired an interest in the Manson Lease in the Cherokee Basin of Eastern Kansas through a joint venture with Verde Oil Company ("Verde"). Jeffrey L. Dale, who was a Director of The Company until July 19, 2001, is Partner and Operations Manager of Verde. The Company paid Verde $150,000 for the acquisition of the rights under the lease. The Company received a 100% working interest until payout and an 80% net revenue interest, and a 50% working interest, 40% net revenue interest, after payout. Verde serves as the operator of the property and retained a 50% working interest after payout. During the fiscal years ended March 31, 2001 and 2000, The Company incurred $795,415 and $254,163 in development costs associated with this property, respectively. No development costs were incurred after March 31, 2001. Verde had also given The Company three options to participate in the development of leases adjacent to the Manson Lease on similar terms. However these options expired unexercised.

                       REPORT OF THE AUDIT COMMITTEE

     The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee currently consists of George R. Jones, Leroy C. Richie, and O. Lee Tawes, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with Management the audited financial statements and the footnotes thereto in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held two (2) meetings during the nine month transition period ended December 31, 2001.

     The Company's outside independent public accountants, Ehrhardt Keefe Steiner & Hottman, P.C., are responsible for expressing an opinion on the conformity of the Company's audited financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 61, as amended by SAS 90. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

     The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent accountants' independence required by the Independence Standard Board Standard No. 1.

     The Audit Committee discussed with the Company's independent public accountants the overall scope and plans of the audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Transition Report on Form 10-KSB for the nine month transition period ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Ehrhardt Keefe Steiner & Hottman, P.C. to serve as the Company's independent public accountants for the fiscal year ending December 31, 2002.

          MEMBERS OF THE AUDIT COMMITTEE

                  George R. Jones
                  Leroy C. Richie
                  O. Lee Tawes


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Ehrhardt Keefe Steiner & Hottman, P.C. audited the financial statements of the Company for the nine month transition period ended December 31, 2001, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Ehrhardt Keefe Steiner & Hottman, P.C., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     AUDIT FEES. The fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements for the nine month transition period ended December 31, 2001, and for the reviews of the financial statements included in the Company's Form 10-QSB's during the last fiscal year amounted to $45,652.



Page 12



     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The independent auditors did not provide professional services during the nine month transition period ended December 31, 2001, relating to financial information systems design and implementation.

     ALL OTHER FEES. The fees billed by the independent auditors during the transition period ended December 31, 2001, for non-audit services rendered amounted to $13,970. These services consisted of tax return review and preparation and the review of other filings made with the SEC. The Audit Committee has considered the other fees paid to Ehrhardt Keefe Steiner & Hottman, P.C. and concluded that they do not impair the independence of Ehrhardt Keefe Steiner & Hottman, P.C.

     On January 24, 2002, the Company engaged Ehrhardt Keefe Steiner & Hottman, P.C. as its independent accountants for the transition period ended December 31, 2001. Also on January 24, 2002, Sartain Fischbein & Co. was dismissed as the Company's independent accountants.

     Sartain Fischbein & Co.'s reports on the Company's financial statements for the fiscal years ended March 31, 2001 and 2000, contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. The Company's audit committee did not separately consider the decision to engage Ehrhardt Keefe Steiner & Hottman, P.C., but each member of the audit committee approved the decision.

     In connection with the prior audits for the fiscal years ended March 31, 2001 and 2000, and from March 31, 2001 to January 25, 2002, there were no disagreements with Sartain Fischbein & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company did not consult with Ehrhardt Keefe Steiner & Hottman, P.C. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

                      APPROVAL OF 2002 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     On August 16, 2001, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "2002 Plan"). The Board of Directors believes that the 2002 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes the 2002 Plan enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 2002 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the options are granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2002 Plan may not exceed 160,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price must be satisfied by the payment of cash, or, at the sole discretion of the Board of Directors, by other means such as the cancellation of indebtedness and the surrender of securities of the Company.

     The Board of Directors may amend the 2002 Plan at any time, provided that the Board of Directors may not amend the 2002 Plan to materially increase the number of shares available under the 2002 Plan, materially increase the benefits accruing to participants under the 2002 Plan, or materially change the eligible class of employees without shareholder approval.

     On August 16, 2002, the Board of Directors granted options to purchase an aggregate of 160,000 shares of Common Stock at $10.00 per share, contingent on shareholder approval of the 2002 Plan.

NEW PLAN BENEFITS

     The following table sets forth information as to the benefits or amounts that will be received by each of the following persons or groups with respect to options which have been granted under the 2002 Plan:

                            2002 Stock Option Plan

                                                          Number of Shares
                                                             Underlying
       Name and Position           Dollar Value ($)(1)    Options Granted
       -----------------           -------------------    ----------------

Stanton E. Ross, President and          $202,500               25,000
 Chief Executive Officer

All current Executive Officers          $324,000               40,000
 as a Group (2 persons)

All non-Executive Officer               $486,000               60,000
 Directors as a Group (3
 persons)

All non-Executive Officer               $486,000               60,000
 Employees as a Group (12
 persons hold options
 in this group)
________________

(1) The dollar value of the options granted was calculated by multiplying the number of options by the difference in the fair market value of the Company's Common Stock on April 18, 2002 ($18.10) less the exercise price.

VOTE REQUIRED; BOARD OF DIRECTORS RECOMMENDATIONS

     Approval of the 2002 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommends a vote FOR approval of the 2002 Plan.

                  APPROVAL OF THE ISSUANCE OF COMMON STOCK ON
                       THE CONVERSION OF CONVERTIBLE NOTES

BACKGROUND INFORMATION

     In June 2001, the Company completed a private offering of $6,475,000 of 8% Convertible Subordinated Notes (the "8% Notes"). The proceeds of this offering have been used in the development of the Company's coal bed methane properties. The 8% Notes and the accrued unpaid interest on these notes is convertible into shares of the Company's Common Stock at a conversion price of $10.00 per share. The Company was not required to obtain shareholder approval of the issuance of the 8% Notes under Nasdaq Stock Market rules at the time of issuance because the number of shares that could be issued upon conversion of these notes at $10.00 per share would not exceed 20% of the shares of common stock outstanding at that time. The 8% Notes do contain certain anti-dilution provisions that could reduce the conversion price to a point where the number of shares issuable on the conversion of the 8% Notes may exceed 20% of the shares outstanding prior to that offering. In order to complete the offering without incurring the delay that would have resulted from having to seek shareholder approval, the Company agreed that it would not engage in any transactions that would trigger a reduction in the conversion price of the 8% Notes prior to obtaining shareholder approval.

     In order for the Company to have the flexibility to pursue various financing alternatives, the Board of Directors has determined that it is in the best interests of the Company to seek shareholder approval of the issuance of common stock on the conversion of the 8% Notes at this time. The Company has no current arrangements or plans to engage in any transactions that would reduce the conversion price of the 8% Notes.

     In April 2002, the Company completed a private offering of $12,540,000 of 7% Convertible Subordinated Notes (the "7% Notes"), which are convertible into shares of common stock at $17.25 per share. The maximum number of shares that could be issued on the conversion of the 7% Notes is approximately 752,400, which is approximately 23% of the shares outstanding prior to that offering. Because the conversion price of the 7% Notes exceeded the market price of the common stock at the time of the offering, the Company was not required to obtain shareholder approval prior to the issuance of the 7% Notes. However, the 7% Notes contain certain anti-dilution provisions that could reduce the conversion price to an amount that is below the market price at the time the 7% Notes were issued. As a result, the Board of Directors is also seeking the approval of the Company's shareholders of the issuance of common stock on the conversion of the 7% Notes. The Board of Directors in requesting such approval to provide the Company with greater flexibility in pursuing future financing alternatives that could trigger the anti-dilution provisions of the 7% Notes. The Company has no current arrangements or plans to engage in any transactions that would reduce the conversion price of the 7% Notes.

DESCRIPTION OF CONVERTIBLE NOTES

     8% NOTES

     The 8% Notes are unsecured obligations of the Company and will mature on June 15, 2006. At April 18, 2002, the principal amount outstanding was approximately $5,180,000. Interest accrues at 8% per annum payable semi-annually. The principal and unpaid interest of the 8% Notes are convertible into shares of common stock at a conversion price of $10.00 per share.

     The conversion price of the 8% Notes is subject to adjustment upon the occurrence of certain events, including:

     (1) the issuance of shares of common stock as a dividend or distribution on the common stock;

     (2)  the subdivision or combination of the common stock;

     (3) except for certain authorized stock issuances, the issuance of any shares of common stock, or options, warrants or other rights to acquire shares of common stock, for a consideration, exercise or conversion price per share less than the conversion price in effect immediately prior to such issuance; and

     (4) the distribution of assets to holders of common stock pursuant to a complete or partial liquidation.

     The 8% Notes are redeemable by the Company commencing June 15, 2002, at the principal amount of the notes if the trading price exceeds 300% of the conversion price. Beginning June 15, 2003, the 8% Notes may also be redeemed at a premium, initially 4.8% of the principal, which premium reduces each year, through maturity.

     7% NOTES

     The 7% Notes are unsecured obligations of the Company and will mature on April 15, 2007. Interest accrues at 7% per annum payable semi-annually. The principal and unpaid interest of the 7% Notes are convertible into shares of common stock at a conversion price of $17.25 per share. The 7% Notes will be automatically converted into common stock in the event that the Company completes a public offering of at least $35 million after April 15, 2003, at an offering price of at least $25.875 per share.

     The conversion price of the 7% Notes is subject to adjustment upon the occurrence of certain events, including:

     (1) the issuance of shares of common stock as a dividend or distribution on the common stock;

     (2)  the subdivision or combination of the common stock;

     (3) except for certain authorized stock issuances, the issuance of any shares of common stock, or options, warrants or other rights to acquire shares of common stock, for a consideration, exercise or conversion price per share less than the conversion price in effect immediately prior to such issuance; and

     (4) the distribution of assets to holders of common stock pursuant to a complete or partial liquidation.

     The 7% Notes are redeemable by the Company commencing April 15, 2003, at the principal amount of the notes if the trading price exceeds 200% of the conversion price. Beginning April 15, 2004, the 7% Notes may also be redeemed at a premium, initially 4.2% of the principal, which premium reduces each year, through maturity.

REGISTRATION RIGHTS

     In connection with the issuance of the 8% and 7% Notes, the Company entered into Registration Rights Agreement with each note purchaser whereby the Company agreed to register the notes and the common stock into which the notes and the accrued interest could be converted. The Company has already completed the registration related to the 8% Notes. The registration statement became effective on December 10, 2001.

     The Company is required to file a registration statement to register the 7% Notes and shares into the notes and accrued interest may be converted within 90 days of the closing of the offering of the 7% Notes and to obtain effectiveness of the registration statement within 180 days of closing. In the event that the Company fails to obtain effectiveness of the registration statement by that date, the Company will be required to pay a penalty equal to 5% of the principal amount of the 7% Notes to the holders thereof.

VOTE REQUIRED FOR APPROVAL; BOARD RECOMMENDATION

     Pursuant to the Nasdaq shareholder approval requirements, the affirmative vote of a majority of the votes cast on the proposal, in person or by proxy, will be required to approve the issuance of common stock upon the conversion of the 8% Notes and the 7% Notes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE 8% NOTES AND THE 7% NOTES.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                 ANNUAL REPORT

     The Company's Transition Report on Form 10-KSB for the nine month transition period ended December 31, 2001, accompanies this Transition Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                  FOR THE ANNUAL MEETING TO BE HELD IN JUNE 2003

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in June 2003 must be received at the offices of the Company, 211 West 14th Street, Chanute, Kansas 66720, no later than December 28, 2002, in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                       STANTON E. ROSS, PRESIDENT
Chanute, Kansas
April 26, 2002

                                                      PRELIMINARY COPY

                                  INFINITY, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stanton E. Ross with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Infinity, Inc. held of record by the undersigned on April 26, 2002, at the Annual Meeting of Shareholders to be held on June 6, 2002, or any adjournment thereof.

     1.  Election of Directors:

     [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

                  Stanton E. Ross              Leroy C. Richie
                  George R. Jones              O. Lee Tawes

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., as the Company's independent auditors.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3.  The approval of the Company's 2002 Stock Option Plan.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     4. The approval of the issuance of Common Stock upon the conversion of certain Convertible Subordinated Notes.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     5. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2002.
                                    ________________________________________

                                    ________________________________________
                                    Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.